UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 15, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On May 15, 2013, AdCare Health Systems, Inc. (the “Company”) issued to Ronald W. Fleming, the Company’s Senior Vice President and Chief Financial Officer, a ten-year warrant (the “Warrant”) to purchase 70,000 shares of the Company’s common stock, no par value (the “Common Stock”), at an exercise price of $5.90 per share (the “Warrant Shares”).  The Warrant shall vest as to one-third of the Warrant Shares on each of May 15, 2014, May 15, 2015 and May 15, 2016.  The vesting of the Warrant Shares shall accelerate upon a change in control of the Company. The Warrant is exercisable for cash or by cashless exercise.

The Warrant was granted as an inducement to Mr. Fleming’s employment with the Company.  The Warrant was issued, and the Warrant Shares issuable upon exercise of the Warrant will be issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Company relied upon such exemption because, among other things, the issuance of the Warrant was an isolated private transaction by the Company which did not involve a public offering and did not involve any general solicitation or general advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 21, 2013

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Ronald W. Fleming
Name:	Ronald W. Fleming
Title:	Chief Financial Officer